Exhibit 5.1

March 15, 2013

Ladenburg Thalmann Financial Services Inc.

4400 Biscayne Boulevard

12th Floor

Miami, Florida 33137

Re:	Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as legal counsel for Ladenburg Thalmann Financial Services Inc., a Florida corporation (the “Company”), in connection with the preparation of a Shelf Registration Statement on Form S-3, including the prospectus constituting a part thereof (the “Registration Statement”), being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to: (i) shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”); (ii) one or more classes or series of shares of preferred stock, par value $0.0001 per share, of the Company (“Preferred Stock”); (iii) one or more series of debt securities of the Company (“Debt Securities”); (iv) depositary shares representing interests in Preferred Stock (“Depositary Shares”); (v)  warrants to purchase Common Stock, Preferred Stock, Debt Securities or any combination of those securities (“Warrants”); (vi) rights to purchase Common Stock or any other securities offered under the Registration Statement (“Rights”); (vii) purchase contracts of the Company (“Purchase Contracts”) obligating the holders thereof to purchase from or sell to the Company, or the Company to sell to or purchase from such holders, a specific or variable number of the Company’s securities at a future date or dates, which Purchase Contracts may be issued separately or as part of units consisting of a Purchase Contract and Debt Securities, Preferred Stock, Warrants, Rights, Depositary Shares or debt obligations of third parties, including U.S. treasury securities, other Purchase Contracts or Common Stock, or other securities or property (“Units”); and (viii) the Common Stock, Preferred Stock, Debt Securities and Depositary Shares that may be issued upon the exercise of the Warrants or in connection with the Purchase Contracts or Units, as applicable. The Common Stock, Preferred Stock, Debt Securities, Depositary Shares, Warrants, Purchase Rights, Contracts and Units are referred to herein collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the prospectus (the “Prospectus Supplements”) and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $250,000,000.

The Debt Securities will be issued pursuant to one or more indentures (each, an “Indenture”), each to be entered into by the Company and a financial institution identified therein as the trustee (the “Trustee”).

The Depositary Shares will be issued under one or more Deposit Agreements (each, a “Deposit Agreement”), each to be between the Company and a financial institution identified therein as the depositary (each, a “Depositary”).

The Warrants will be issued under one or more Warrant Agreements (each, a “Warrant Agreement”), each to be between the Company and a counterparty or counterparties identified therein (each, a “Counterparty”).

The Rights will be issued under one or more Rights Agreements (each, a “Rights Agreement”), each to be between the Company and a rights agent to be selected by the Company.

Ladenburg Thalmann Financial Services Inc.

March 15, 2013

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following:

(1)	the Registration Statement;

(2)	the Company’s Articles of Incorporation, as amended to the date hereof (the “Charter”);

(3)	the Company’s Bylaws, as amended to the date hereof (the “Bylaws”); and

(4)	such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, the applicable Indenture will be the valid and legally binding obligation of the Trustee, (ii) at the time of execution, authentication, issuance and delivery of Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary, (iii) at the time of execution, countersignature, issuance and delivery of any Warrants, each Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto and (iv) at the time of execution, countersignature, issuance and delivery of any Rights, the Rights Agreement will be the valid and legally binding obligation of the Rights Agent.

As to matters of fact material to this opinion, we have relied to the extent we deemed reasonably appropriate upon representations or certificates of officers or directors of the Company without independently verifying the accuracy of such documents, records and instruments.

In connection with the issuance of the Debt Securities, we have assumed further that (i) at the time of the execution and delivery of an Indenture, such Indenture will have been duly authorized, executed and delivered by the Company, (ii) at the time of execution, authentication, issuance and delivery of the Debt Securities, each will have been duly authorized, executed and delivered by the Company and (iii) the execution, delivery and performance by the Company of such Indenture and the Debt Securities, as the case may be, will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

In connection with the issuance of Depositary Shares, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Deposit Agreement and such Depositary Shares will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

In connection with the issuance of Warrants, the Purchase Contracts and the Rights, we have assumed further that (i) at the time of execution, countersignature, issuance and delivery of any Warrant Agreement, Stock Purchase Contract or Rights Agreement, such Warrant Agreement, Stock Purchase Contract or Rights Agreement, as applicable, will have been duly authorized, executed and delivered by the Company, and (ii) the execution, delivery and performance by the Company of such Warrant Agreement, Stock Purchase Agreement or Rights Agreement, as applicable, will not violate the laws of any jurisdiction (provided that as to the laws of the State of Florida and the federal laws of the United States we make no such assumption).

We have further assumed that: (i) the Registration Statement and any amendments thereto will be effective under the Securities Act, that no stop orders will have been issued by the Commission with respect to the Registration Statement and that the Registration Statement will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will have been prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act, the Trust Indenture Act of 1939, as amended, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) any purchase, underwriting or similar agreement relating to Securities being offered will have been duly authorized, executed and delivered by the Company and the other parties thereto; and (v) in connection with the issuance of any Securities, an adequate number of authorized and unissued shares of Common Stock or Preferred Stock, as applicable, will be available for issuance under the Company’s Charter, as then in effect.

Ladenburg Thalmann Financial Services Inc.

March 15, 2013

Based upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

(1)	With respect to the Common Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance of the Common Stock and (ii) the due issuance and delivery of the Common Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company the Common Stock will be validly issued, fully paid and nonassessable.

(2)	With respect to the Preferred Stock, assuming (i) the taking by the board of directors of the Company of all necessary corporate action to authorize and approve the issuance and terms of the Preferred Stock and the terms of the offering thereof, (ii) the due filing of the applicable articles of amendment with the Florida Department of State, setting forth the terms of such Preferred Stock and (iii) the due issuance and delivery of the Preferred Stock upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company the Preferred Stock will be validly issued, fully paid and nonassessable.

(3)	With respect to the Debt Securities, assuming (i) the taking of all necessary corporate or equivalent action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company and (ii) the due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company, and otherwise in accordance with the provisions of the applicable Indenture and such agreement, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

(4)	With respect to the Depositary Shares, assuming (i) the taking of all necessary corporate action to authorize and approve the issuance of the Depositary Shares, the final terms establishing the depositary receipts representing the Depositary Shares (the “Depositary Receipts”) in the form contemplated and authorized by a Deposit Agreement and related matters by the board of directors of the Company, (ii) due filing of the applicable articles of amendment with the Florida Department of State, setting forth the terms of the Preferred Stock underlying the Depositary Shares, (iii) the due execution, authentication, issuance and delivery of the Depositary Shares, upon payment of the consideration therefor provided in the applicable purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement and (iv) the conditions in the applicable Deposit Agreement have been satisfied, the Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and such Deposit Agreement for such Depositary Receipts.

Ladenburg Thalmann Financial Services Inc.

March 15, 2013

(5)	With respect to the Warrants, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve the execution and delivery of each Warrant Agreement and (ii) the due execution, countersignature, issuance and delivery of such Warrant Agreement upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

(6)	With respect to the Purchase Contracts, the Units and the Rights, assuming (i) the taking of all necessary corporate action by the board of directors of the Company to approve (x) the execution and delivery of any such Purchase Contracts, Units and/or applicable Rights Agreement and (y) any Securities to be issued separately or as part of any such Purchase Contracts, Units and/or Rights (ii) the due execution, countersignature, issuance and delivery of such Purchase Contracts, Units, and/or Rights Agreement and any related pledge agreements upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement, or the Prospectus or a Prospectus Supplement approved by the board of directors of the Company and otherwise in accordance with the provisions of the applicable Purchase Contracts, Units and/or Rights and such agreement, such Purchase Contracts, Units and Rights will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) the effects of general equitable principles, whether enforcement is considered in a proceeding in equity or law, (iii) an implied covenant of good faith and fair dealing, (iv) the discretion of the court before which any proceeding for enforcement may be brought and (v) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to the public policy.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Florida and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

GREENBERG TRAURIG, P.A.

By:	/s/ Robert L. Grossman
Robert L. Grossman, Esq.